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Exhibit 5.1

November 19, 2024

Bitcoin Depot Inc.

3343 Peachtree Road NE, Suite 750

Atlanta, GA 30326

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Bitcoin Depot Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Base Prospectus”) and the At Market Issuance Sales Agreement prospectus that is part of the Registration Statement (the “ATM Prospectus”), filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Base Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to an aggregate of $25,000,000 (subject to the limitations of General Instruction I.B.6 of Form S-3, if then applicable) of any or all of (i) shares of Class A common stock, $0.0001 par value per share (the “Common Stock”), of the Company, (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Company, (iii) warrants to purchase shares of Common Stock or Preferred Stock, or both (the “Warrants”), (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock and/or Warrants, in any combination (the “Units”), or (vi) any combination of the foregoing securities. The Common Stock (including the ATM Shares (as defined below)), Preferred Stock, Warrants and Units are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415(a)(5) under the Securities Act as set forth in the Base Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The ATM Prospectus relates to the sale by the Company of shares of Common Stock having an aggregate offering price of up to $13,000,000 (the “ATM Shares”) under an At Market Issuance Sales Agreement dated November 19, 2024 (the “ATM Agreement”), by and among the Company and H. C. Wainwright & Co.

In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the corporate proceedings taken by the Company with respect to (1) the filing of the Registration Statement by the Company and (2) the offer, sale and issuance of the Registered Securities by the Company, subject to in the case of each offer, sale and issuance of Registered Securities (other than the ATM Shares), a specific further authorization for the offer, sale, issuance, execution, delivery and performance by proper action (the “Authorizing Resolutions”) of the Company’s board of directors (the “Board”). As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In our examination we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate.

For purposes of this opinion letter, we have assumed that:

(i)  the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board (other than the ATM Shares), and in accordance with the Second Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, as amended from time to time (the “Bylaws”), and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

(ii)  any shares of Common Stock (including the ATM Shares, any such shares issuable upon exercise of Warrants, any shares issuable upon conversion of convertible Preferred Stock, if any, and any shares included in Units) issued by the Company pursuant to the Registration Statement, the Base Prospectus, the ATM Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Certificate of Incorporation, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii)  any shares of Preferred Stock (including any such shares issuable upon exercise of Warrants) issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Certificate of Incorporation, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iv)  any Warrants issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”); the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Common Stock and/or Preferred Stock to be issued upon exercise of such Warrants and to approve the Warrant Agreement; neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement; the issuance and sale of the Warrants will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(v)   any Units issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding and enforceable Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent;

(vi)  all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company;

(vii)  certificates representing shares of Common Stock, if any, will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Certificate of Incorporation and Bylaws, each as amended and then in effect; and

(viii) all Registered Securities will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited to matters involving the law of the State of New York, the Delaware General Corporation Law and the federal law of the United States.

Based upon the foregoing, we are of the opinion that:

1.  The Common Stock (other than the ATM Shares), when (a) Authorizing Resolutions with respect to Common Stock have been adopted, (b) the terms for the offer and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (c) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement and (d) the Company has received the consideration provided for in the applicable Prospectus Supplement and any applicable definitive purchase, underwriting or similar agreement, which must have a value not less than the par value thereof, or upon conversion, exchange or exercise of Preferred Stock or Warrants in accordance with the terms of such Registered Security or the instrument governing such Registered Security providing for such conversion, exchange or otherwise, will be validly issued, fully paid and nonassessable.

2.  The Preferred Stock, when (a) Authorizing Resolutions with respect to Preferred Stock have been adopted, (b) the terms for the offer and sale of the Preferred Stock have been established in conformity with such Authorizing Resolutions and in accordance with the DGCL, (c) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement and (d) the Company has received the consideration provided for in the applicable Prospectus Supplement and any applicable definitive purchase, underwriting or similar agreement, which must have a value not less than the par value thereof, or upon conversion, exchange or exercise of Warrants, in accordance with the terms of such Registered Security or the instrument governing such Registered Security providing for such conversion, exchange or otherwise, will be validly issued, fully paid and nonassessable.

3.  The Warrants, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of such Warrants and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Warrants have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, (d) the Company has received the consideration provided for in the applicable supplement to the Base Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agreement , will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4.  The Units, when (a) Authorizing Resolutions with respect to the Units have been adopted, (b) the terms of such Units and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Units have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, (d) the Company has received the consideration provided for in the applicable Prospectus Supplement and any applicable definitive purchase, underwriting or similar agreement and (e) such Units have been authenticated or countersigned in accordance with the Unit Agreement, if applicable, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

5.  The ATM Shares have been duly authorized for issuance, and following effectiveness of the Registration Statement, when the ATM Shares have been issued and sold in accordance with the ATM Agreement, and as described in the Registration Statement and ATM Prospectus, and in accordance with resolutions duly adopted with respect to the offer, sale and issuance of the ATM Shares, the ATM Shares will be validly issued, fully paid and nonassessable.

In addition, our opinions in paragraphs 3, 4, and 5 above are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) the rights or remedies available to any party for violations or breaches of any provisions of the Warrants or Units, as applicable that are immaterial or the enforcement of which would be unreasonable under the then existing circumstances; (e) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Warrants or Units, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Warrants or Units, as applicable, or that otherwise violate applicable laws; (f) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Warrants or Units, as applicable permit such action; or (g) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In rendering this opinion and giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Milbank LLP